As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-130594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

___________________________________

QI Systems Inc.

(Exact name of registrant as specified in its Charter)

British Columbia	7371	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 101, 3820 Jacombs Road, Richmond, British Columbia V6V 1Y6, (604) 248-2301

(address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________

Steven R. Garman

President and Chief Executive Officer

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034, (817) 427-8611

(address, including zip code, and telephone number, including area code, of agent of service)

___________________________________

Copies to:

Dean A. Tetirick

Cantey & Hanger, L.L.P., 801 Cherry St., Suite 2100, Fort Worth, Texas, (817) 877-2800

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

___________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-130594)

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐

___________________________________

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common stock, $.001 par value	2,380,000	$0.24(1)	$571,200	$61.12(2)

(1)

Computed solely for the purposes of calculating the amount of the Proposed Maximum Offering Price Per Share in connection with the filing of this registration statement pursuant to Rule 457(c) of the Securities Act of 1933, as amended and based upon the average of the bid and ask prices reported by the Nasdaq Bulletin Board on June 26, 2006.

(2)	Previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF INFORMATION BY REFERENCE

We are filing this registration statement with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 2,380,000 shares of our common stock, no par value, for issuance in connection with the change of our jurisdiction of incorporation, or domestication, from the Province of British Columbia to the State of Delaware.

We have registered under the Securities Act by means of our currently effective registration statement on Form S-4, Registration No. 333-52797, a total of 39,715,756 shares of our common stock issuable by us as a Delaware corporation upon the conversion of the same number of shares of our issued and outstanding capital stock following the consummation of our domestication. Since the effective date of our currently effective registration statement, we have issued and we have outstanding an additional 2,380,000 shares of capital stock that will also be converted in the domestication.

In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our currently effective registration statement, which was declared effective on May 25, 2006, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein. Additional opinions and consents required to be filed with this registration statement are listed on the Index to Exhibits attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Colleyville, Texas on June 30, 2006.

QI SYSTEMS INC.

By: /s/ STEVEN R. GARMAN*
Steven R. Garman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ STEVEN R. GARMAN*	President and Chief	June 30, 2006
Steven R. Garman	Executive Officer and Director
(Principal Executive Officer)
/s/ ROBERT I. MCLEAN JR.	Chief Financial Officer and	June 30, 2006
Robert I. McLean Jr.	Chief Operating Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ RICHARD H. MURRAY*	Senior Vice President and Director	June 30, 2006
Richard H. Murray

/s/ ALAN D. GRAVES*	Director	June 30, 2006
Alan D. Graves

/s/ BILLY GENE PARKER, JR.*	Director	June 30, 2006
Billy Gene Parker, Jr.

/s/ WILLIAM J. REID*	Director	June 30, 2006
William J. Reid

/s/ MATTHEW G. YUGOVICH*	Director	June 30, 2006
Matthew G. Yugovich

*By:	/s/ ROBERT I. MCLEAN JR.
Robert I. McLean Jr.
Attorney-in-fact

INDEX TO EXHIBITS

All exhibits filed with or incorporated by reference in our currently effective registration statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:

NUMBER	DESCRIPTION

5.1	Opinion of Cantey & Hanger, L.L.P. regarding the legality of securities being registered dated June 30, 2006.

23.1	Consent of Cantey & Hanger, L.L.P. (contained in Exhibit 5.1).

23.2	Consent of Amisano Hanson (incorporated by reference to Exhibit 23.4 of Amendment No. 4 to our Registration Statement on Form S-4, filed with the Commission on May 24, 2006 (File 333-130594)).
23.3	Consent of Wolrige Mahon (incorporated by reference to Exhibit 23.4 of Amendment No. 4 to our Registration Statement on Form S-4, filed with the Commission on May 24, 2006 (File 333-130594)).